FORM OF

              WINDSOR REAL ESTATE INVESTMENT TRUST 8

             AMENDED AND RESTATED DECLARATION OF TRUST

         Windsor Real Estate Investment Trust 8, a business trust organized under the laws of California (the "Trust"), desires to amend and restate its Declaration of Trust as currently in effect and as hereinafter amended (as so amended and restated, the "Declaration of Trust").

         The following provisions are all the provisions of the Declaration of Trust currently in effect and as hereinafter amended:

                             ARTICLE 1

                             FORMATION

          The Trust is a real estate investment trust within the meaning of
Part 4, Title 3, Sections 23000 through 23006, of the Corporations Code of California, as the same may be amended from time to time (the "California REIT Statute"). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the "Code")).

                             ARTICLE 2

                               NAME

          The name of the Trust is: 'N Tandem Trust. Under circumstances in which the Board of Trustees of the Trust (the "Board of Trustees" or "Board") determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

                             ARTICLE 3

                        PURPOSES AND POWERS

          Section 3.1 Purposes. The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property, including, without limitation or obligation, engaging in business as a real estate investment trust under the Code.

          Section 3.2 Powers. The Trust shall have all of the powers granted to unincorporated business trusts under California law, and real estate investment trusts by the California REIT Statute, and all other powers set forth in the Declaration of Trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

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          In furtherance  of  the  foregoing,  to  the  extent  the same is permitted under California and federal law, the Trust shall have the power to:

          (a) have perpetual existence unaffected by any rule against perpetuities;

          (b)  sue, be sued, complain, and defend in all courts;

          (c) transact its business, carry on its operations, and exercise the powers granted by this article in any state, territory district, or possession of the United States and in any foreign country;

          (d)  make contracts, incur liabilities, and borrow money;

          (e) sell, mortgage, lease, pledge, exchange, convey, transfer, and otherwise dispose of all or any part of its assets;

          (f) issue bonds, notes, and other obligations and secure them by mortgage or deed of trust of all or any part of its assets;

          (g) acquire by purchase or in any other manner and take, receive, own, hold, use, employ, improve, encumber, and otherwise deal with any interest in real and personal property, wherever located;

          (h)  purchase,  take,  receive,   subscribe   for,  or  otherwise
acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge, or otherwise dispose of and deal in and with:

                 (i) securities, shares, and other interests in any obligations of domestic and foreign corporations, other real estate investment trusts, associations, partnerships, and individuals; and

                (ii) direct and indirect obligations of the United States, any other government, state, territory, government district, and municipality, and any instrumentality of them;

          (i) elect or appoint trustees, officers, and agents of the Trust for the period of time this declaration of trust or the Trust's bylaws provide, define their duties, and determine their compensation;

          (j)  adopt and implement employee and officer benefit plans;

          (k) make and alter the Trust's bylaws not inconsistent with law or with this declaration of trust to regulate the government of the Trust and the administration of its affairs;

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          (l)  exercise  these  powers,  including the power to take, hold, and dispose of the title to real and personal property in the name of the Trust or in the name of its trustees, without the filing of any bond;

          (m) generally exercise the powers set forth in this declaration of trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in this declaration of trust;

          (n)  enter   into   any  business  combination  permitted   under
California law; and

          (o)  indemnify  or  advance   expenses   to  trustees,  officers,
employees, and agents of the trust to the same extent as is permitted for directors, officers, employees, and agents of a California corporation.

                             ARTICLE 4

                          RESIDENT AGENT

          The name of the resident agent of the Trust in the State of California is _________________, whose post office address is __________________________________. The resident agent is a citizen of and resides in the State of California. The Trust may have such offices or places of business within or outside the State of California as the Board of Trustees may from time to time determine.

                             ARTICLE 5

        BOARD OF TRUSTEES; ADVISOR; INDEPENDENT TRUSTEES;
                       ENGAGEMENT OF ADVISOR

          Section 5.1 Powers. Subject to any express limitations contained in the Declaration of Trust or in the bylaws of the Trust, as the same may be amended from time to time (the "Bylaws"), (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees (sometimes hereinafter the "Board") and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the

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Trustees included in the Declaration of  Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of California or any other applicable laws.

            The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to determine that compliance with any restriction or limitations on ownership and transfers of shares of the Trust's beneficial interest set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt Bylaws of the Trust, which may thereafter be amended or repealed as provided therein; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

          Section 5.2 Number. The number of Trustees (hereinafter the "Trustees") shall initially be three, and shall not be decreased, but may be increased to a maximum of [fifteen] pursuant to the Bylaws of the Trust. Notwithstanding the foregoing, if for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect the Declaration of Trust or the powers of the remaining Trustees. The Trustees shall be elected by the shareholders at every annual meeting thereof in the manner provided in the Bylaws or, in order to fill any vacancy on the Board of Trustees, in the manner provided in the Bylaws. The names and addresses of the initial three Trustees, who shall serve until the first annual meeting of shareholders and until their successors are duly elected and qualify, or until such later time as determined by the Board of Trustees as hereinafter provided, are:

     NAME                               ADDRESS


     Gary P. McDaniel                   _________________________

     Richard B. Ray                     _________________________

     Kenneth G. Pinder                  _________________________


The Board of Trustees may at its option increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees, with the Trustees of each class to hold office until their successors are duly elected and qualify. Election of Trustees by shareholders shall require the vote and be in accordance with the procedures set forth in the Bylaws.

          It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

          Section 5.3 Independent Trustees. A majority of the trustees shall be Independent Trustees. As used in this Declaration of Trust "Independent Trustee" means a Trustee who is not affiliated, directly or indirectly, with an advisor of the Trust, whether by ownership of, ownership in, employment by, any material business or professional relationship with, such advisor, or an affiliate of such advisor, or by virtue of servicing as a an officer or director of any advisor, or affiliate of such advisor.

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          Section  5.4  Transaction  with  Affiliates.  The Trust shall not engage in any transaction with any Trustee or advisor, or affiliate of any Trustee or advisor, or in which any of them have a direct or indirect interest, unless after disclosure of any such relationship, affiliation or interest, such transaction has been approved by the affirmative vote of a
majority  of  the  Trustees  that  do  not   have  any  such  relationship,
affiliation or interest.

          Section 5.5 Engagement of Advisor.

          (a) The Trustees shall be responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust as may be necessary or appropriate to insure that such business conforms to the provisions of this Declaration. However, the Trustees shall not be required personally to conduct the business of the Trust, and consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust (hereafter "Advisors"). The Trustees may therefore employ or contract with such Advisor and the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees or real estate investment trusts.

          (b) The Independent Trustees shall determine from time to time that the compensation which the Trust agrees to pay the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed herein. The Independent Trustees shall also supervise the performance of the Advisor and compensation paid to it by the Trust to determine that the provisions of any agreement between the Trust and any such Advisor ("Advisory Agreement") are being carried out. Each such determination shall be based on the factors set forth below and such other factors the Independent Trustees may deem relevant:

          (i) The size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Trust.

          (ii) The success of the Advisor in generating opportunities that meet the investment objectives of the Trust.

          (iii) The rates charged to other real estate investment trusts and to investors other than real estate investment trusts by advisors performing similar services;

          (iv) additional revenues realized by the Advisor its any affiliates through their relationship with the Trust, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business;

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          (v)  The  quality and extent of service and advice  furnished  by the Advisor; and

          (vi) The performance of the investment portfolio of the Trust, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

          (c) If the Advisor, a Trustee, or affiliate of either, provides a substantial amount of services in the effort to sell any property of the Trust, then he or she or it may receive up to one-half of the brokerage commission paid but in no event to exceed an amount equal to 3% of the contracted for sales price. In addition, the amount paid when added to the sums paid to unaffiliated parties in such capacity shall not exceed the lessor of a "competitive real estate commission" or an amount equal to 6% of the contracted paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

          Section 5.6 Resignation, Removal or Death. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed at any time, only with cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than eighty percent of the Shares then outstanding and entitled to vote generally in the election of Trustees, voting as a single class.

                             ARTICLE 6

                   SHARES OF BENEFICIAL INTEREST

          Section  6.1  Authorized  Shares.  (a) The beneficial interest of the Trust shall be divided into shares of beneficial interest (the "Shares"). The Trust has authority to issue 750,000,000 shares of beneficial interest, $.01 par value per share, of which 500,000,000 are initially classified as "Common Shares," 100,000,000 are initially classified as "Preferred Shares," and 125,000,000 are initially classified as "Excess Shares." Subject to Article VII, the Board of Trustees may classify and reclassify any unissued shares of beneficial interest by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of beneficial interest.

     (b) Upon the effectiveness of this Amended and Restated Declaration of Trust, each outstanding common share, $.01 par value, of beneficial interest in the Trust shall be exchanged for a new Common Share which, subject to Article VII below, shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions:

          (1) Each Common Share shall have one vote and, except for the Preferred Shares or as otherwise provided in respect of any class of beneficial interest hereafter classified or reclassified, the

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     exclusive voting power for all purposes shall be vested in the holders of the Common Shares. Common Shares shall not have cumulative voting rights or preemptive rights;

          (2) Subject to the provisions of law and any preferences of the Preferred Shares described below or any other class of shares of beneficial interest hereafter classified or reclassified, dividends or other distributions, including dividends or other distributions payable in shares of another class beneficial interest of the Trust, may be paid ratably on the Common Shares at such time and in such amounts as the Board of Trustees may deem advisable;

          (3)  Subject  to  provisions  described  below with regard to the
     Preferred Shares or any payments due to the Advisor of the Trust described below, or any other class of shares of beneficial interest hereafter classified or reclassified having preference on distributions in the liquidation, in the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the holders of the Common Shares shall be entitled, together with the holders of Excess Shares and any other class of stock hereafter classified or reclassified not having a preference on distributions in liquidation, to share ratably in the net assets of the Trust remaining, after payment or provision for payment of the debts and other liabilities of the Trust; and

          (4) Each Common Share is convertible into Excess Shares as provided in Article VII.

     (c) Upon the effectiveness of this Amended and Restated Declaration of Trust, each outstanding preferred share, $.01 par value, of beneficial interest in the Trust shall be exchanged for a new Preferred Share which, subject to Article VII below, shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions:

          (1) Each Preferred Share shall have one vote and, except as otherwise required by law, shall vote together with the holders of Common Shares as a single class on all matters. Preferred Shares shall not have cumulative voting rights or preemptive rights;

          (2) Holders of Preferred Shares shall be entitled to a Preferred Shares Annual Dividend Preference, fixed annually by the Trustees, of not less than 6%, nor more than 7%, of $___ per Share. Preferred Shares shall be paid their Preferred Share Annual Dividend Preference cumulative (non compounded) each year before (subject to the provisions in the last sentence of this paragraph) any dividends may be paid on Common Shares. After the Preferred Share Annual Dividend Preference has been declared and either paid or funds therefor have been set aside, then dividends may be declared and paid on Common Shares non cumulative up to an amount per Common Share that is equal to the per share amount of the Preferred Share Annual Dividend

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     Preference for that year;  provided, however, that quarterly dividends may be paid on Common Shares if the Trustees, including a majority of the Independent Trustees, reasonably and in good faith determine that the Preferred Share Annual Dividend Preference will be covered and paid for the year, and if it later appears that a shortfall in said Dividend Preference may occur, it will then be made up before any further Common Share quarterly or other dividend may be declared and
     paid.   Thereafter,  the balance of dividends for that year,  if  any, will be paid equally per share on all Common Shares and Preferred Shares as one class.

          (3) Subject to the rights of any other class of shares of beneficial interest hereafter classified or reclassified, in the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the holders of Preferred Shares shall be entitled to receive, out of the net assets of the Trust remaining after payment or provision for payment of the debts and other liabilities of the Trust, and before any payments are made to the holders of Common Shares or any other class of shares of beneficial interest hereafter classified or reclassified ranking junior to the Preferred Shares with regard to liquidation, an amount per share equal to $____ plus $2.00 per share per annum cumulative (not compounded) less all prior distributions to holders of Preferred Shares (the "Preferred Share Liquidation Preference"). After the payment of the Preferred Share Liquidation Preference, the holders of Common Shares shall receive out of the net assets available for distribution upon liquidation, dissolution or winding up of the Trust an amount per Share equal to $____ plus $2.50 per share per annum cumulative (not compounded) less all prior distributions to holders of Common Shares (the "Common Share Liquidation Preference"). The balance, if any, of such net assets will be distributed and paid as follows: (i) 85% of the balance will be distributed among Preferred Shares and Common Shares in direct ratio to their respective Liquidation Preferences; and (ii) 15% of the balance shall be paid to the Advisor(s) as an incentive fee.

          (4) In the event that the Common Shares shall be listed on a national securities exchange or included for quotation on NASDAQ, the Trust shall have the right to redeem the Preferred Shares (the "Redemption Right"), at a redemption price per share equal to the Preferred Share Liquidation Preference (the "Redemption Price"). In order to exercise the Redemption Right, the Trust must deliver a notice of redemption (the "Redemption Notice") to the holder of Preferred Shares specifying the date of redemption (the "Redemption Date"), which date shall be at least 60 days after the date specified in the notice, the amount of shares proposed to be redeemed on such Redemption Date and the Redemption Price. If a notice of redemption is given by the Trust, the Preferred Shares shall be redeemed on the Redemption Date, unless prior to that date the holder thereof exercises its conversion rights specified below and converts the Preferred Shares into Common Shares. On the Redemption Date, all rights of the holder with regard to the Preferred Shares shall cease and on that date the holders of those shares will have no interest in or claims against the Trust by virtue of the Preferred Shares and will have no voting or other rights with respect to the Preferred Shares, except the right to receive the Redemption Payment.


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          (5)  Upon  receipt  of  a  redemption notice from the Trust, each holder of shares of Preferred Shares will have the right (the "Conversion Right") at any time prior to the Redemption Date, at the holder's option, to convert each or any of the Preferred Shares held of record by the holder into one fully paid and non-assessable Common Share, subject to appropriate adjustment as determined in the judgment of the Trustees to prevent dilution or enlargement of the Preferred Shares in the event of any share dividend or split, combination or reclassification of the Common Shares (without a corresponding change in the Preferred Shares) after the date hereof. In order to exercise the Conversion Right, the holder of each Preferred Share to be
     converted  must,  prior   to   the   Redemption  Date,  surrender  the
     certificate representing that share to the Trust with the Notice of Election to Convert on the back of that certificate duly completed and signed, at the principal office of the Trust. If the shares issuable on conversion are to be issued in a name other than the name in which
     the  Preferred  Share  is  registered,  each  share  surrendered   for
     conversion must be accompanied by an instrument of transfer, in form satisfactory to the Trust, duly executed by the holder or the holder's duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax which is required to be paid in connection with the transfer or evidence that tax has been paid. As promptly as
     practicable  after  the  surrender  by  a   holder   of   certificates
     representing Preferred Shares, the Trust will issue and will deliver to the holder at the office of the Trust, or on the holder's written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of the shares of Preferred Shares. The Trust will at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Shares for the purpose of effecting conversion of the Preferred Shares, the maximum number of Common Shares which the Trust would be required to deliver upon the conversion of all the outstanding Preferred Shares.

     (d) A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Excess Shares of the Trust is set forth in Article VII.

          Section 6.2 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series of beneficial interest, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of shares; (b) specify the number of shares to be included in the class or series; and (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Any of the terms of any class or series of shares set pursuant to clause (c) of this Section 6.2 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of shares as so designated.

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          Section 6.3 Authorization by Board of Share Issuance.  The  Board
of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a share split or share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust.

          Section 6.4 Dividends and Distributions. The Board of Trustees may, in its discretion, from time to time authorize and declare to shareholders the dividends and distributions described in this Section, and such other dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this
Section 6.4 shall be subject to the provisions of any class or series of shares at the time outstanding.

          Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

          Section 6.5 General Nature of Shares. All shares of beneficial interest shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names shares are registered as holders of shares on the beneficial interest ledger of the Trust.

          Section 6.6 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

          Section 6.7 Declaration and Bylaws. All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

          Section 6.8 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have

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

the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

                             ARTICLE 7

          RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

          Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

          Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

          Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

          Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.7, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

          Charitable  Trust.   The  term  "Charitable Trust" shall mean any
trust provided for in Section 7.2.1(b)(i) and Section 7.3.1.

          Charitable Trustee. The term "Charitable Trustee" shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

          Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

          Declaration of Trust. The term "Declaration of Trust" shall mean this Amended and Restated Declaration of Trust, and any amendments thereto.

          Excepted  Holder.   The  term  "Excepted  Holder"  shall  mean  a
shareholder of the Trust for whom an Excepted Holder Limit is created by the Board of Trustees pursuant to Section 7.2.7.

          Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Trustees pursuant to Section 7.2.7.

          Initial Date. The term "Initial Date" shall mean the date upon which this Amended and Restated Declaration of Trust containing this
Article VII is filed for record with the [California Commissioner].

          Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Trustees.

          Ownership Limit. The term "Ownership Limit" shall mean (i) with respect to the Common Shares, 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; and
(ii) with respect to any class or series of Preferred Shares, 9.9% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust.

          Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

          REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

          Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

          Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) a change in the capital structure of the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 544 of the Code, as modified by Section 856(h), (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. (For purposes of this Article VII, the right of a limited partner in 'N Tandem Operating Partnership, L.P., a Delaware limited partnership, to require the partnership to redeem such limited partner's units of partnership interest pursuant to Section 8.6 of the Agreement of Limited Partnership of 'N Tandem Operating Partnership, L.P. shall not be considered to be an option or similar right to acquire Shares of the Trust.) The terms "Transferring" and "Transferred" shall have the correlative meanings.

          Section 7.2 Shares.

               Section  7.2.1   Ownership Limitations.  During  the  period
     commencing  on  the  Initial  Date   and   prior  to  the  Restriction
     Termination Date:

               (a)  Basic Restrictions.

                 (i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

                (ii) No Person shall Beneficially or Constructively Own Shares to the extent that (1) such Beneficial Ownership of Shares would result in the Trust being "closely held" within the meaning of
     Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) such Beneficial or Constructive Ownership of Shares would result in the Trust otherwise failing to qualify as a REIT (including, but not limited to, Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

               (iii) No Person shall Transfer any Shares if, as a result of the Transfer, the Shares would be beneficially owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

               (b) Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2.1(a)(i) or (ii),

                 (i) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii)(rounded to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

                (ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

          Section 7.2.2 Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

          Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.2.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or ownership on the Trust's status as a REIT.

          Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

               (a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; provided that a shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends received on such Shares (an "Actual Owner"), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee. Each owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT and to ensure compliance with the Ownership Limit.

               (b) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

          Section 7.2.5 Remedies Not Limited. Subject to Section 5.1 of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust's status as a REIT.

          Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Section
7.2 or Section 7.3 with respect to any situation based on the facts known to it. If Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

          Section 7.2.7  Exceptions.

               (a) The Board, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Ownership Limit with respect to the ownership of any series or class of Preferred Shares, subject to the following conditions and limitations: (A) the Board shall have determined that (x) assuming such Person would Beneficially or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted as a result of the exception to be granted and
(y) assuming that all other Persons who would be treated as "individuals" for purposes of Section 542(a)(2) (determined taking into account Section 856(h)(3)(A) of the Code) would Beneficially or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted under this
Article VII (taking into account any exception, waiver, or exemption granted under this Section 7.2.7 to (or with respect to) such Persons), the Trust would not be "closely held" within the meaning of Section 856(h) of the Code (assuming that the ownership of Shares is determined during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; and (B) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its sole and absolute discretion, determine to be necessary in order for it to make the determination that the conditions set forth in clause (A) above of this
Section 7.2.7(a) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial or Constructive Ownership of one or more other classes of Shares not subject to the exception), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Person (determined without regard to the exception granted such Person under this subparagraph
(a)). If a member of the Board requests that the Board grant an exception pursuant to this subparagraph (a) with respect to such member or with respect to any other Person if such Board member would be considered to be the Beneficial or Constructive Owner of Shares owned by such Person, such member of the Board shall not participate in the decision of the Board as to whether to grant any such exception.

               (b)  In  addition to exceptions permitted under subparagraph
(a) above, the Board shall  except  a  Person  from the Ownership Limit if:
(i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the Excepted Holder's ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (b); (iii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that clause (2) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of the Excepted Holder's ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (b); and (iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses
(i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any exception thereto granted under this subparagraph (b), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (b)).

               (c) Prior to granting any exception or exemption pursuant to subparagraph (a) or (b), the Board may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT; provided, however, that the Board shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

               (d) Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

               (e) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

          Section  7.2.8   Increase  in  Ownership  Limit.   The  Board  of
Trustees may from time to time increase the Ownership Limit, subject to the limitations provided in this Section 7.2.8.

               (a) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders), could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding Shares.

               (b) Prior to the modification of the Ownership Limit pursuant to this Section 7.2.8, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT if the modification in the Ownership Limit were to be made.

          Section 7.2.9 Legend. Each certificate for Shares shall bear substantially the following legend:

          The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, and subject to the exception granted to Chateau Communities Inc., a Maryland real estate investment trust ("Chateau") pursuant to Chateau's application for such exception pursuant to Section 7.2.7 of the Declaration of Trust
          (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 9.9 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) with respect to any class or series of Preferred Shares, no Person may Beneficially or Constructively Own more than 9.9 percent (in value or number of shares) of the outstanding shares of such class or series of Preferred Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

          Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

          Section 7.3 Transfer of Shares in Trust.

          Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported
Transfer or other event that results  in  the  transfer  to  the Charitable
Trust pursuant to Section 7.2.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.7.

          Section 7.3.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

          Section 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid

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


shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

          Section 7.3.4 Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares or such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Trust, in accordance with Section 7.3.5.

          Section 7.3.5 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.5. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per share received by the Charitable

Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.5, such excess shall be paid to the Charitable Trustee upon demand. The Charitable Trustee shall have the right and power (but not the obligation) to offer any Equity Share held in trust for sale to the Trust on such terms and conditions as the Charitable Trustee shall deem appropriate.

          Section 7.3.6 Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 7.3.5. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

          Section 7.3.7 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

          Section 7.4 Stock Exchange Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this
Article VII.

          Section 7.5 Enforcement.  The Trust is authorized specifically to
seek  equitable  relief,   including  injunctive  relief,  to  enforce  the
provisions of this Article VII.

          Section 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

                             ARTICLE 8

                           SHAREHOLDERS

          Section 8.1 Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

          Section 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.2 and the removal of Trustees as provided in Section 5.6; (b) amendment of the Declaration of Trust as provided in Article X;
(c) termination of the Trust as provided in Section 10.3; (d) merger or consolidation of the Trust, or the sale or disposition of substantially all of the property of the Trust, as provided in Article XI; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) such other matters as may be properly brought before a meeting by a shareholder pursuant to the Bylaws. Except as otherwise provided herein, shareholders shall be entitled to one vote for each share held, and the affirmative vote of the holders of a majority of all Shares, voting as a single class, shall be sufficient to approve any such matter submitted. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

          Section 8.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.5, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b), except as expressly required by Section, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

          Section 8.4 Extraordinary Actions. Except as otherwise specifically provided in the Declaration of Trust (including without limitation, in those provisions relating to election and removal of Trustees and changes in the number of authorized Shares), notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any transaction the approval of which requires by law the affirmative vote of shareholders and pursuant to which the Trust's business and assets will be combined with those of one or more other entities (whether by merger, sale or other transfer of assets, consolidation or share exchange) (a "Business Combination") shall be effective and valid if taken or authorized by the affirmative vote of not less than the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of all the votes entitled to be cast on the matter.

          Section 8.5 Action By Shareholders without a Meeting. The Bylaws of the Trust may provide that any action required or permitted to be taken by the shareholders may be taken without a meeting by the written consent of the shareholders entitled to cast a sufficient number of votes to approve the matter as required by statute, the Declaration of Trust or the Bylaws of the Trust, as the case may be.

                             ARTICLE 9

               LIABILITY LIMITATION, INDEMNIFICATION
                  AND TRANSACTIONS WITH THE TRUST

          Section 9.1 Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

          Section 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that California law in effect from time to time permits limitation of the liability of trustees and officers of a business trust or a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this
Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any California statute limiting the liability of trustees and officers of a California business trust or real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          Section 9.3 Indemnification. The Trust shall have the power, to the maximum extent permitted by California law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, Trustee or officer of the Trust. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

          Section 9.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the

Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

          Section 9.5 Express Exculpatory Clauses in Instruments. The Board of Trustees shall cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

                            ARTICLE 10

                            AMENDMENTS

          Section 10.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. [Articles of Amendment] to the Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees, (b) shall be filed for record as provided in Section 13.5 and (c) shall become effective as of the later of the time the [California Commissioner] accepts the [Articles of Amendment] for record or the time established in the [Articles of Amendment], not to exceed 30 days after the Articles of Amendment are accepted for record. All references to the Declaration of Trust shall include all amendments thereto.

          Section 10.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, without any action by the shareholders, to qualify as a real estate investment trust under the Code or under the California REIT Statute and as otherwise provided in the Declaration of Trust.

          Section 10.3 By Shareholders. Except as otherwise provided in this Declaration of Trust, any amendment to the Declaration of Trust shall be valid only (a) if in connection with a Business Combination, if approved by the affirmative vote of not less than a two-thirds of all the votes entitled to be cast on the matter and (b) otherwise, if approved by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter.

                            ARTICLE 11

          MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

          Section 11.1 Subject to the provisions of any class or series of Shares at the time outstanding, the Trust shall have the power to engage in any merger or consolidation or other business combination or other extraordinary transaction permitted under the California REIT Statute including without limitation (a) a merger of the Trust with or into another entity, (b) the consolidation of the Trust with one or more other entities into a new entity or otherwise, or (c) the sale, lease, exchange or other transfer of all or substantially all of the property of the Trust. Any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of not less than sixty-six and two thirds percent (66 2/3%) of all the votes entitled to be cast on the matter.

                            ARTICLE 12

                 DURATION AND TERMINATION OF TRUST

          Section  12.1  Duration.   The  Trust  shall continue perpetually
unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of the California REIT Statute.

          Section 12.2 Termination.

          (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of sixty-six and two thirds percent (66 2/3%) of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

                 (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

               (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the

     Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

          (b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

                            ARTICLE 13

                           MISCELLANEOUS

          Section 13.1 Governing Law. The Declaration of Trust is executed by the undersigned Trustees and delivered in the State of California with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of California without regard to conflicts of laws provisions thereof.

          Section 13.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact or relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

          Section 13.3 Severability.

          (a) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2.

          (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

          Section 13.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or the California REIT Statute.

          Section 13.5 Recordation. The Declaration of Trust and any articles of amendment hereto shall be filed for record with the [California Commissioner] and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any articles of amendment hereto in any office other than in the State of California shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various articles of amendments thereto.

          Section 13.6 Annual  Report.   Each year, the Trust shall prepare
an annual report of its operations. The report shall include a balance sheet, an income statement, and a surplus statement.

          (a)  Report  to  be  audited.   The  financial  statements in the
annual report shall be certified by an independent certified public accountant based on the accountant's full examination of the books and records of the real estate investment trust in accordance with generally accepted auditing procedure.

          (b) Report to be submitted to shareholders and held on file.-The annual report:

                 (i) shall be submitted to shareholders at or before the annual meeting of shareholders; and

                (ii) within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year, shall be placed on file at the principal office of the real estate investment trust.
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          Section 13.7

          13.7.1    Definitions.   In  this  section  the  following  words
having the meanings indicated.

          (a) "Business trust" means an unincorporated trust or association, including a Maryland real estate investment trust, a common-law trust, or a Massachusetts trust, which is engaged in business and in which property is acquired, held, managed, administered, controlled, invested, or disposed of for the benefit and profit of any person who may become a holder of a transferable unit of beneficial interest in the trust.

          (b) "Foreign business trust" means a business trust organized under the laws of the United States, another state of the United Sates, or a territory, possession, or district of the United Sates.

          (c) "California real estate investment trust" means a real estate investment trust in compliance with the provisions of the California Investment Law REIT.

          (d) "Domestic limited partnership" means a partnership formed by 2 or more persons under the laws of the State of California and having one or more general partners and one or more limited partners.

          (e) "Foreign limited partners" means a partnership formed under the laws of any state other than the State of California or under the laws of a foreign country and having as partners one or more limited partners.

          (f)  "Domestic  limited  liability  company"   means   a  limited
liability company formed under the laws of the State of California.

          (g)  "Foreign   limited   liability   company"  means  a  limited
liability company formed under the laws of any state other than the State of California or under the laws of a foreign country.

          13.7.2 Merger authorized. Unless the declaration of trust provides otherwise, the Trust may merge into a California or foreign business trust, into a California or foreign corporation having capital stock, or into a domestic or foreign limited partnership or limited liability company; or one or more such business trusts, such corporations, domestic or foreign limited partnerships, or limited liability companies may merge into it.

          (a) A merger need be approved by the Trust's successor only by a majority of its entire board of trustees if:

                 (i) The merger does not reclassify or change its outstanding shares or otherwise amend its declaration of trust; and

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

                (ii) The number of shares to be issued or delivered in the merger is not more than 15 percent of the number of its shares of the same class or series outstanding immediately before the merger becomes effective.

          (b)  The board of trustees of the Trust shall:

                 (i) Adopt a resolution that declares the proposed transaction is advisable on substantially the terms and conditions set forth or referred to in the resolution; and

                (ii)     Direct that  the proposed transaction be submitted
     for  consideration  at  either  an  annual   or   special  meeting  of
     shareholders.

          13.7.3 Notice to shareholders. Notice which states that a purpose of a meeting will be to act upon the proposed merger shall be given by each Maryland real estate investment trust in the manner provided for mergers of corporations under the California Corporation Code.

          (a) Each of its shareholders entitled to vote on the proposed transaction; except

          (b) Each of its shareholders not entitled to vote on the proposed transaction, except the shareholders of a successor in a merger if the merger does not alter the contract rights of their shares as expressly set forth in the declaration of trust.

          13.7.4    Shareholders'   approval.    [Except   as  provided  in
<section> 8-202(c) of this title,] the proposed merger shall be approved by the shareholders of the Trust by the affirmative vote of two thirds of all the votes entitled to be cast on the matter.

          13.7.5    Articles  of  merger.   Articles  of  merger containing
provisions required by<section> 3-109 of this article and such other provisions as may be permitted by that section shall be:

          (a) Executed for each party to the articles in the manner required by Title 1 of this article; and

          (b)  Filed for the record with the Department.

          13.7.6    Abandonment of proposed merger.

          (a) A proposed merger may be abandoned before the effective date of the articles;

                 (i) If the articles so provide, by majority vote of the entire board of trustees of any one business trust party to the articles or of the entire board of directors of any one corporation party to the articles;

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

                (ii) Unless the articles provide otherwise, by majority vote of the entire board of trustees of each Maryland real estate investment trust party to the articles; or

               (iii) By unanimous consent of the members of a limited liability company party to the articles.

          (b) If the articles have been filed with the Department, notice of the abandonment shall be given promptly to the Department.

          (c)    (i)     If the proposed merger is abandoned as provided in
     this subsection, no legal liability arises under the articles.

                (ii) An abandonment does not prejudice the rights of any person under any other contract made by a business trust, corporation, or limited liability company party to the proposed articles in connection with the proposed merger.

          13.7.7 Objecting shareholders. Each shareholder of a Maryland real estate investment trust objecting to a merger of the Maryland real estate investment trust shall have the same rights as an objecting stockholder of a Maryland corporation under Subtitle 2 of Title 3 of this article and under the same procedures.

          13.7.8 Certificates of merger. The Department shall prepare certificates of merger that specify:

                 (i)     the name of each party to the articles;

                (ii) the Name of the successor and the location of its principal office in this State or, if it has none, its principal place of business; and

               (iii) The time the articles are accepted for record by the Department.

          (a) In addition to any other provision of law with respect to recording, the Department shall send one certificate each to the clerk of the circuit court for each county where the articles show that a merging business trust, corporation, or limited liability company other than the successor owns an interest in land.

          (b) On receipt of a certificate, a clerk promptly shall record it with the land records.

          13.7.9 Property certificates. In order to keep the land assessment records current in each county, the Department shall require a business trust, corporation, or limited liability company to submit with

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


the articles a property certificate for each county where a merging business trust, corporation, or limited liability company other than the successor owns an interest in land.

          (a) A property certificate is not required with respect to any property in which the only interest owned by the merging business trust, corporation, or limited liability company is a security interest.

          (b) The property certificate shall be in the form and number of copies which the Department requires and may include the certificate of the Department required by subsection (j) of this section.

          (c)    (i)     The  property  certificate  shall provide  a  deed
     reference or other description sufficient to identify the property.

                (ii) The Department shall indicate on the certificate the time the articles are accepted for record and send a copy of it to the chief assessor of the county where the property is located.

          (d) A transfer, vesting, or devolution of title to the property is not invalidated or otherwise affected by any error or defect in the property certificate, failure to file it, or failure by the Department to act on it.

          13.7.10 Time merger effective - Maryland real estate investment trust successor. If the successor in a merger is a Maryland real estate investment trust, a merger is effective as of the later of:

          (a) The time the Department accepts the articles of merger for record; or

          (b) The time established under the articles, not to exceed 30 days after the articles are accepted for record.

          13.7.11   Same.    Successor  other  than  Maryland  real  estate
investment.

          (a) If the successor in a merger is a foreign corporation, a foreign limited liability company, or a Maryland or foreign business trust, other than a Maryland real estate investment trust, the merger is effective as of the later of:

                 (i) The time specified by the law of the place where the successor is organized; or

                (ii) The time the Department accepts the articles of merger for record.


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


          (b) A foreign successor in a merger shall file for record with the Department a certificate from the place where it is organized which certifies the date the articles of merger were files. However, the failure to file this certificate does not invalidate the merger.

          13.7.12   Effect of merger.

          (a) Consummation of a merger has the effects provided in this subsection.

          (b) The separate existence of each business trust, corporation, limited partnership, or limited liability company party to the articles, except the successor, ceases.

          (c) The shares of each business trust party to the articles which are to be converted or exchanged under the terms of the articles cease to exist, subject to the rights of an objecting shareholder under subsection (i) of this section.

          (d) In addition to any other purposes and powers set forth in the articles, if the articles provide, the successor has the purposes and powers of each party to the articles.

          (e) (i) The assets of each party to the articles, including any legacies which it would have been capable of taking, transfer to, vest in, and devolve on the successor without further act or deed.

                (ii) Confirmatory deeds, assignments, or similar instruments to evidence the transfer may be executed and delivered at any time in the name of the transferring party to the articles by its last acting officers or trustees or by the appropriate officers or trustees of the successor.

          (f) (i) The successor is liable for all the debts and obligations of each nonsurviving party to the articles. An existing claim, action, or proceeding pending by or against any nonsurviving party to the articles may be prosecuted to judgment as if the merger had not taken place, or, on motion of the successor or any party, the successor may be substituted as a party and the judgment against the nonsurviving party to the articles constitutes a lien on the property of the successor.

                (ii) A merger does not impair the rights of creditors or any liens on the property of any business trust, corporation, limited partnership, or limited liability company party to the articles.

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


          IN WITNESS WHEREOF, THE ARTICLES OF AMENDMENT AND RESTATEMENT OF DECLARATION OF TRUST HAVE BEEN SIGNED ON THIS 20th DAY OF APRIL, 1998 BY ALL OF THE TRUSTEES OF THE TRUST, EACH OF WHOM ACKNOWLEDGES, THAT THIS DOCUMENT IS HIS FREE ACT AND DEED, AND THAT TO THE BEST OF HIS KNOWLEDGE, INFORMATION, AND BELIEF, THE MATTERS AND FACTS SET FORTH HEREIN ARE TRUE IN ALL MATERIAL RESPECTS AND THAT THE STATEMENT IS MADE UNDER THE PENALTIES FOR PERJURY.

                         WINDSOR REAL ESTATE INVESTMENT TRUST 8


			 ______________________________________
                         TRUSTEE


                         ______________________________________
                         TRUSTEE


                         ______________________________________
                         TRUSTEE


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